Exhibit 99.1

Roivant Announces Genevant Sciences’ and Arbutus Biopharma’s $2.25 Billion Global Settlement With Moderna

•	Moderna to pay Genevant and Arbutus $950 million upfront and an additional $1.3 billion contingent upon a favorable resolution of Moderna’s Section 1498 appeal

•	If the $1.3 billion payment is realized, this settlement will be the largest disclosed patent settlement paid in the pharmaceutical industry and the second largest in any industry

•	Settlement holds Moderna accountable for infringement and provides for the court to enter judgment of no invalidity on the four Genevant/Arbutus patents asserted in the case

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Genevant grants Moderna a global non-exclusive license to its LNP delivery technology for SM-102-containing mRNA vaccines for infectious disease and a covenant not to sue for certain Genevant/Arbutus patents and Moderna products, ending all patent-infringement litigation against Moderna arising from its unauthorized use of the technology in its COVID-19 vaccines

•	Pfizer/BioNTech litigation is ongoing in the United States following a favorable Markman ruling issued in September 2025; Comirnaty sales represent ~2/3 of global COVID-mRNA vaccine sales to date

•	Roivant’s board of directors has approved a $1 billion share repurchase program, inclusive of the $500 million authorization that was approved in June 2025

•	Roivant will host an investor call to discuss these updates today, March 3, 2026, at 4:45 p.m. ET

BASEL, Switzerland and LONDON and NEW YORK, March 3, 2026 (GLOBE NEWSWIRE) – Roivant (Nasdaq: ROIV) today announced that Genevant Sciences, a leading nucleic acid delivery company with world-class platforms and a robust lipid nanoparticle (LNP) patent portfolio and a subsidiary of Roivant, and Arbutus Biopharma Corporation (Nasdaq: ABUS), a clinical-stage biopharmaceutical company focused on infectious disease, have entered into a $2.25 billion global settlement with Moderna, Inc. to resolve all U.S. and international enforcement actions involving Moderna’s unauthorized use of Genevant’s and Arbutus’ LNP delivery technology in its COVID-19 vaccines, including Spikevax®.

As part of the settlement, Moderna will pay Genevant and Arbutus $950 million upfront in July 2026 and an additional $1.3 billion contingent upon an appellate ruling that 28 U.S.C. § 1498 (Section 1498) does not bar Genevant’s and Arbutus’ claims against Moderna for patent infringement, except as to doses characterized by the district court as having gone to U.S. government employees. In asserting that defense, Moderna argued that Section 1498 applies such that U.S. taxpayers should assume liability for its infringement of Genevant’s and Arbutus’ patents for sales made under one of its government contracts. Moderna has also consented to entry of a judgment of infringement and of a judgment of no invalidity of four Genevant/Arbutus patents. Additionally, as a part of this settlement, Genevant has agreed to grant Moderna a global non-exclusive license to LNP delivery technology for infectious disease applications and a covenant not to sue for certain Genevant/Arbutus patents and Moderna products. For more information about the terms and conditions of the settlement with Moderna, including the contingent payment, please refer to Roivant’s Current Report on Form 8-K filed with the SEC on March 3, 2026.

“We are pleased with this settlement, which allows us to put this lengthy dispute behind us and remain focused on our mission to leverage our world-class nucleic acid delivery systems to bring innovative medicines to people who need them,” said James Heyes, CEO of Genevant Sciences. “At the same time, it is enormously gratifying for the Genevant team to, at long last, be recognized for our pivotal contribution to restoring normalcy around the world in the face of a once-in-a-lifetime pandemic.”

“Nobel laureates, industry executives, and prominent researchers have long recognized that Arbutus scientists changed the drug development landscape when they invented LNP delivery technology, enabling nucleic acids including mRNA to be used for medicines and opening a new world of possibilities,” said Lindsay Androski, President and Chief Executive Officer of Arbutus. “Today, Moderna has finally acknowledged the same. This is a transformative outcome for Arbutus as a company, but more importantly, it is a long-overdue recognition that the COVID-19 vaccines would never have made it to the world without the seminal work of Ian MacLachlan, Ed Yaworski, Lloyd Jeffs, Kieu Lam, Lorne Palmer, and Cory Giesbrecht. Today, above all else, we celebrate – and in the case of Cory, remember – them.”

“This outcome speaks to the fundamental role that Genevant’s foundational LNP technology played in enabling the world’s response to the COVID-19 pandemic. As we continue to pursue our ongoing litigation against Pfizer/BioNTech, whose Comirnaty sales represent ~2/3 of global COVID vaccine sales, this resolution with Moderna reduces uncertainty, validates our IP estate and provides near term significant cash inflow,” said Matt Gline, CEO of Roivant. “We will continue to be capital efficient with these proceeds with an additional $500 million authorized by our board for share repurchases.”

Investor Conference Call Information

Roivant will host a live conference call and webcast at 4:45 p.m. ET on Tuesday, March 3, 2026, to discuss Genevant’s and Arbutus’ $2.25 billion global settlement with Moderna. To access the conference call by phone, please register online using this registration link. The presentation and webcast details will also be available under “Events & Presentations” in the Investors section of the Roivant website at https://investor.roivant.com/news-events/events. The archived webcast will be available on Roivant’s website after the conference call.

About Roivant

Roivant (Nasdaq: ROIV) is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of TYK2 and JAK1 in development for the treatment of dermatomyositis, non-infectious uveitis and cutaneous sarcoidosis; IMVT-1402 and batoclimab, fully human monoclonal antibodies targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, visit www.roivant.com.

About Genevant Sciences

Genevant Sciences, a subsidiary of Roivant, is a leading nucleic acid delivery company with world-class platforms, a robust lipid nanoparticle (LNP) patent portfolio, and decades of experience and expertise in nucleic acid drug delivery and development. Genevant’s scientists have pioneered LNP delivery of nucleic acids for over 20 years, and Genevant’s LNP platform, which has been studied across more than a dozen discrete product candidates and is the delivery technology behind the first and only approved systemic RNA-LNP product (patisiran), enables a wide array of RNA-based applications, including vaccines, therapeutic protein production, and gene editing. For more information, please visit www.genevant.com.

About Arbutus

Arbutus Biopharma Corporation (Nasdaq: ABUS) is a clinical-stage biopharmaceutical company focused on infectious disease. The company is currently developing imdusiran (AB-729) and an oral PD-L1 inhibitor (AB-101) for the treatment of chronic hepatitis B (cHBV) infection. Arbutus is also consulting closely with and supporting its exclusive licensee, Genevant Sciences, to protect and defend its intellectual property, which is the subject of an on-going lawsuit against Pfizer/BioNTech for use of Arbutus’ patented LNP technology in their COVID-19 vaccines. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our product candidates following applicable regulatory approvals. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com